The Exhibit Index begins on page .
  As filed with the Securities and Exchange Commission on May   ,
                               1997
                       Registration No. 33-

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

            ===========================================
                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
            ===========================================

                      ACME UNITED CORPORATION
      (Exact name of registrant as specified in its charter)

Connecticut                                       06-0236700
-----------                                       ----------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

75 Kings Highway Cutoff                               06430
-----------------------                               -----
Fairfield, CT                                     (Zip Code)
-------------
(Addresses of principal
executive offices)

  ACME UNITED CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
  ==============================================================
                       (Full title of plan)

(Name, address and telephone
number of agent for service)       (Copy to:)

Cheryl L. Kendall                  Bruce E. Dillingham, Esquire
75 Kings Highway Cutoff            Marsh, Day & Calhoun
Fairfield, CT 06430                2507 Post Road
(203) 332-7330                     Southport, CT 06490
                                   (203) 259-8993

                  CALCULATION OF REGISTRATION FEE
=================================================================
                           Proposed   Proposed
Title of                   maximum    maximum
securities     Amount      offering   aggregate    Amount of
to be          to be       price per  offering     registration
registered     registered  share      price        fee

Common Stock
(par value     60,000      $5.875     $352,500     $106.80
$2.50 per      shares        (1)        (1)          (1)
share)

     (1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low prices of Acme United Corporation Common Stock on the American Stock Exchange on May 5, 1997 (i.e., $5.875 per share).


<PAGE 2>
PART I.   Information Required in the Section 10(a) Prospectus

ITEM 1.   Plan Information*

ITEM 2.   Registrant Information and Employee Plan Annual
          Information*

PART II.  Information Required in the Registration Statement

ITEM 3.   Incorporation of Documents by Reference

The following documents have been filed by Acme United Corporation (the "Registrant") with the Securities and Exchange Commission and are incorporated herein by reference:

               1. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

               2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Form 10K referred to above.

               3. The description of Registrant's Common Stock contained in Registrant's S- 1 Registration Statement No. 230682 filed with the Commission on November 7, 1968 and amended by Substantive Amendment No. 1 on December 31, 1968 and by Substantive Amendment No. 2 on January 31, 1969.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


*Information required by Part I to be contained in the Section
10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

<PAGE 3>
ITEM 4.   Description of Securities

A description of the Registrant's Common Stock has been incorporated by reference into this Registration Statement. See
Item 3, above.

ITEM 5.   Interests of Named Experts and Counsel

None

ITEM 6.   Indemnification of Directors and Officers

Connecticut General Statutes Sections 33-771 through 33-778 provide for mandatory, permissive and court-ordered indemnification of directors who are parties to a proceeding. For purposes of these indemnification statutes a "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

A. Unless limited by its certificate of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The Registrant has no provision in its certificate of incorporation limiting the effect of this mandatory indemnification.

B. A corporation may indemnify a person who is made a party to a proceeding because he is or was a director if: 1) he conducted himself in good faith; and 2) he reasonably believed (A) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (B) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation is authorized to indemnify a director in a specific case only after a determination has been made that indemnification of the director is permissible in the circumstances because he has met this standard of conduct set forth in the previous paragraph. This determination must be made: 1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; 2) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding; 3) by special legal counsel (a) selected by the board of directors or its committee, or (b) if a quorum of directors cannot be obtained and a committee cannot be designated as provided above, selected by majority vote of the full board of directors, in which selection directors who are parties may participate; or 4) by the shareholders, but shares owned or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

<PAGE 4>
Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, these matters are to be determined by those entitled to select such counsel.

A corporation may not, however, indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred by the director in connection with the proceeding.

A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification; (2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct; and (3) the corporation determines that the facts then known do not preclude indemnification. The director's obligation to repay must be a general unlimited obligation of the director but it need not be secured and may be accepted without any reference to financial ability.

C. Unless a corporation's certificate of incorporation provides otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines: (1) The director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him, but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred. The Registrant has no provision in its certificate of incorporation limiting the effect of this provision.

D. Officers who are not directors of the corporation are entitled to the same indemnification as directors. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its certificate of incorporation, by-laws, general or specific action of its board of directors, or contract.

<PAGE 5>
E. The corporation laws of Connecticut which provide, among other things, for the indemnification of directors and officers were
substantially revised effective January 1, 1997.   Indemnification
under the prior law was always mandatory when the conditions for providing indemnification were met. In deference to the prior law, the current law provides that any corporation incorporated prior to January 1, 1997, shall, except to the extent that the certificate of incorporation expressly provides otherwise, provide its directors and officers with the full amount of indemnification that the corporation is permitted to provide to a director pursuant to the new law subject only to a determination that indemnification is
permissible, as described above.   The Registrant's certificate of
incorporation does not contain any provision that would alter the scope of indemnification that directors or officers of corporations formed prior to January 1, 1997, are afforded under the new law.

ITEM 7.   Exemption from Registration Claimed

Not Applicable.

ITEM 8.   Exhibits


          4(a)  Acme United Corporation Non-Salaried Director
                Stock Option Plan
          4(b) Forms of Stock Option Agreements pursuant to the Acme United Corporation Non-Salaried Director Stock Option Plan
          5 Opinion of Counsel Regarding the Legality of the Shares of Common Stock being Registered
          24(a) Consent of Counsel (included in Exhibit 5)
          24(b) Consent of Independent Accountants

ITEM 9.   Undertakings

A. Rule 415 Offering.  The undersigned Registrant hereby
                       undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration
Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

<PAGE 6>
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

<PAGE 7>
          C. Securities and Exchange Commission Position on Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 6th day of May, 1997.



                    Acme United Corporation


                    By:/s/ Walter C. Johnsen
                       ----------------------------
                         Walter C. Johnsen
                         President and Chief Executive Officer
                          [Principal Executive Officer]


<PAGE 8>
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                         Date
---------                -----                         ----

/s/ Walter C. Johnsen    President, Chief Executive    May 6, 1997
Walter C. Johnsen        Officer and Director


/s/ Gary D. Penisten     Chairman of the Board         May 6, 1997
Gary D. Penisten         and Director


/s/ Cheryl L. Kendall     Vice President, Treasurer,   May 6, 1997
Cheryl L. Kendall         Secretary and Principal
                          Financial Officer

/s/ Richard L. Windt      Controller and Principal     May 6, 1997
Richard L. Windt          Accounting Officer


/s/ Newman M. Marsilius   Director                     May 6, 1997
Newman M. Marsilius


/s/ Wayne R. Moore        Director                     May 6, 1997
Wayne R. Moore


/s/ George R.  Dunbar     Director                     May 6, 1997
George R.  Dunbar


/s/  David W.  Clark      Director                     May 6, 1997
David W.  Clark

/s/ Henry C.  Wheeler     Director                     May 6, 1997
Henry C.  Wheeler

/s/ James L.L. Tullis     Director                     May 6, 1997
James L.L. Tullis


<PAGE 9>
   INDEX OF EXHIBITS ACCOMPANYING THE S-8 REGISTRATION STATEMENT


     Exhibit   Description                             Sequential
                                                       Page
                                                       Number


     4(a)      Acme United Corporation Non-Salaried Director Stock
               Option Plan
     4(b)      Form of Stock Option Agreements pursuant
               to the Acme United Corporation Non-Salaried Director
               Stock Option Plan.
     5         Opinion of Marsh, Day & Calhoun Regarding
               the Legality of the Shares of Common Stock
     24(a)     Consent of Marsh, Day & Calhoun*
     24(b)     Consent of Coopers & Lybrand L.L.P.



*Included in exhibit 5.


<PAGE 10>
                           Exhibit 4(a)

           AMENDED AND RESTATED ACME UNITED CORPORATION
              NON-SALARIED DIRECTOR STOCK OPTION PLAN


I.   GENERAL

     1.1  Purpose of the Plan

     The purpose of the Acme United Corporation Non-Salaried Director Stock Option Plan (the "Plan") is to enable Acme United Corporation (the "Company") to attract and retain persons of exceptional ability to serve as directors of the Company and to align the interests of directors and shareholders in enhancing the value of the Company's common stock (the "Common Stock").

     1.2  Administration of the Plan

     The Plan shall be administered by the Compensation Committee or its successors (the "Committee") of the Company's Board of Directors (the "Board") which shall have full and final authority in its discretion to interpret, administer and amend the provisions of the Plan; to adopt rules and regulations for carrying out the Plan; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall consist of at least two persons and shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company.

     1.3  Eligible Participants

     Commencing April 22, 1996 each member of the Board who is not a salaried employee of the Company or any of its subsidiaries shall be a participant (a "Participant") in the Plan.

     1.4  Grants Under the Plan

     Grants under the Plan shall be in the form of stock options as described in Section II (an "Option" or "Options").

     1.5  Shares

     The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of Options, which may be issued under the terms of the Plan, may not exceed 60,000 shares and hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

<PAGE 11>
     Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the "Exchange Act") will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

     1.7  Definitions

     The following definitions shall apply to the Plan:

     (a) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the participant and the Company) before termination of his or her service on the Board if such total disability continues for more than three (3) months.

     (b) "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith.

                            II. OPTIONS

     2.1  Terms and Conditions of Options

     Each Participant who is elected a director on April 28, 1997 and who has not received any prior grant under this Plan shall receive a grant of an Option to purchase 10,000 shares of Common Stock on April 28, 1997. If and to the extent Options granted hereunder lapse as a result of termination or surrender, additional Options shall be granted to any Director or Directors who are first elected after April 28, 1997, which Options shall be in such amounts (not to exceed 10,000 shares per Director) and shall vest at such times as the Committee shall determine.

     2.2  Nonqualified Stock Options

     The terms of the Options shall, at the time of grant, provide that the Options will not be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

<PAGE 12>
     2.3  Option Price

     The option price per share shall be the Fair Market Value of the Common Stock on the date the Option is granted.

     2.4  Term and Exercise of Options

     (a) The term of an Option shall not exceed ten (10) years from the date of grant. Except as provided in this Section 2.4, after a Participant ceases to serve as a director of the Company for any reason, including, without limitation, retirement, or any other voluntary or involuntary termination of a Participant's service as a director (a "Termination"), the unexercisable portion of an Option shall immediately terminate and be null and void, and the unexercised portion of any outstanding Options held by such Participant shall terminate and be null and void for all purposes, after thirty (30) days (or, for any option granted prior to April 28, 1997 three (3) months) have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of the Termination. Upon a Termination as a result of death or Disability, any outstanding Options may be exercised by the Participant or the participant's legal representative within twelve
(12) months after such death or Disability; provided, however, that in no event shall the period extend beyond the expiration of the option term.

     (b) Options shall become exercisable in whole or in part after one (1) year has elapsed from the date of grant for Options granted prior to April 28, 1997. In no event, however, shall an Option be exercised after the expiration of (10) years from the date of grant.

     (c) Options granted April 28, 1997, and later shall become exercisable as follows:

          25% - one day after date of grant
          25% - one day and one year after date of grant
          25% - one day and two years after date of grant
          25% - one day and three years after date of grant

     (d) A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the Option. If no designation is made before the death of the Participant, the Participant's Option may be exercised by the personal representative of the participant's estate or by a person who acquired the right to exercise such Option by will or the laws of descent and distribution. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Plan.

<PAGE 13>
     2.5  Notice of Exercise

     When exercisable pursuant to the terms of the Plan and the governing stock option agreement, an Option shall be exercised by the Participant as to all or part of the shares subject to the Option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) accompanied by a check payable to the Company in an amount equal to the full exercise price of the number of shares being exercised, and (c) containing such further provisions consistent with the provisions of the Plan as the Company may from time to time prescribe. No Option may be exercised after the expiration of the term specified in Section 2.4 hereof.


     2.6  Limitation of Exercise Periods

     The Committee may limit the time periods within which an Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

     2.7  Change in Control

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then the Option shall immediately become exercisable on the date such Change in Control occurred.

                      III. GENERAL PROVISIONS

     3.1  General Restrictions

     Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     3.2  Adjustments for Changes in Capitalization

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporation structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, Option price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

<PAGE 14>
     3.3  Amendments

     Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respect as the Board may deem advisable, unless shareholder or regulatory approval is required by law or regulation, and subject to any conditions established by the terms of such amendment; provided, however, that the Plan may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

     3.4  Modification, Substitution or Cancellation of Grants

     No rights or obligations under any outstanding Option may be altered or impaired without the Participant's consent. Any grant under the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof.

     3.5  Shares Subject to the Plan

     Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Committee.

     3.6  Rights of a Shareholder

     Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

     3.7  Withholding

       If a Participant is to experience a taxable event in connection with the receipt of shares of Common Stock pursuant to an Option exercise, the Participant shall pay the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld to the Company prior to the issuance of such shares of Common Stock.

     3.8  Nonassignability

     Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant or pursuant to a QDRO.

<PAGE 15>
     3.9  Nonuniform Determinations

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     3.10 Effective Date; Duration

     The Plan, as amended, shall become effective as of the date the shareholders approve the Plan. No grant may be given under the Plan after May 31, 2006, but grants theretofore granted may extend beyond such date.

     3.11 Change in Control

     Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all Options shall become fully exercisable as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

          (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

          (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (c)  upon the approval by the Company's shareholders of
(1) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock), (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company; or

          (d) if the Board of Directors or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who exercised a controlling influence as of the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

<PAGE 16>
     3.12 Governing Law

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.



(As amended February 25, 1997, subject to shareholder approval).


<PAGE 17>
                           Exhibit 4(b)


                      ACME UNITED CORPORATION
          NON-SALARIED DIRECTOR'S STOCK OPTION AGREEMENT

     THIS DIRECTOR'S STOCK OPTION AGREEMENT (the "Agreement") is
effective as of the      day of      , 199  between Acme United
Corporation, a Connecticut corporation (the "Company"), and
______________________, a non-salaried director of the Company (the
"Optionee").

                        W I T N E S S E T H

     Section 1. GRANT OF STOCK OPTION. Pursuant to the provisions of Article II of the Acme United Corporation's Non-Salaried Director Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan (which terms and conditions are hereby incorporated by reference), the right and option (the "Stock Option") to purchase from the
Company              (      ) shares of common stock, par value
$2.50, of the Company (the "Common Stock"), subject to the terms and conditions of this Agreement. The Stock Option shall not constitute an incentive stock option within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 2. TERMS AND CONDITIONS. The stock Option is subject to the following terms and conditions:

               (a) PRICE. The purchase price per share shall be $___________.

               (b)  EXPIRATION DATE.  The Stock Option shall expire
10 years after the date hereof, or         , 199 .

               (c) EXERCISE OF OPTION. The Stock Option may be exercised, to the extent exercisable by its terms and by the terms of the Plan, in whole, or from time to time in part, at any time prior to the expiration hereof pursuant to a written notice of exercise delivered to the Company at its principal business office or such other location as the Company may direct (1) specifying the number of shares to be purchased, and (2) accompanied by a check payable to the Company in an amount equal to the full exercise price of the number of shares being exercised.

               This Option is further subject to the following limitations on exercise by the Optionee:

               1. With respect to 25% of the Shares (_____) of Common Stock, the Optionee's right of exercise under this Option shall be subject only to the general limitations set forth in the Plan with respect to all stock options which are intended to be Incentive Stock Options.

               2. With respect to a further 25% of the shares (______) of Common Stock, in addition to the general limitations set forth in the Plan, the Optionee shall in no event have any right of exercise until ___________. In the event the Optionee is not a director of the Company on ____________, his right of exercise with respect to said shares and with respect to the shares referred to in subsections 3 and 4 of this Section, shall immediately lapse and shall be of no further force or effect.

<PAGE 18>
               3. With respect to a further 25% of the shares (______) of Common Stock, in addition to the general limitations set forth in the Plan, the Optionee shall in any event have no right of exercise until _______________. In the event the Optionee is not a director of the Company on ______________, his right of exercise with respect to said shares and with respect to the shares referred to in subsection 4 of this Section, shall immediately lapse and shall be of no further force or effect.

               4. With respect to the balance of 25% of the shares (______) of Common Stock, in addition to the general limitations set forth in the Plan, the Optionee shall in any event have no right of exercise until ______________. In the event the Optionee is not a director of the Company on _____________, his right of exercise with respect to said shares shall immediately lapse and shall be of no further force or effect.

               (d) ELECTIVE DESIGNATION. The Optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the Stock Option. If no designation is made before the death of the Optionee, the Optionee's Stock Option may be exercised by the personal representative of the Optionee's estate, or by a person who acquired the right to exercise such Stock Option by will or the laws of descent and distribution. If the person with exercise rights desires to exercise any portion of the Stock Option, such person must do so in accordance with the terms and conditions of this Agreement.

               (e) EXERCISE UPON DEATH, DISABILITY OR TERMINATION OF DIRECTORSHIP. Except as provided in this Section 2(e), after the Optionee ceases to serve as a director of the Company for any reason, including, without limitation, retirement or any other voluntary or involuntary termination of the Optionee's service as a director (a "Termination"), the unexercisable portion of the Stock Option shall immediately terminate and be null and void, and the unexercised portion of any outstanding Stock Options held by such Optionee shall terminate and be null and void for all purposes after (30) days from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of the Termination. Upon a Termination as a result of death or Disability, any outstanding Stock Options may be exercised by the Optionee or the Optionee's legal representative within twelve (12) months after such death or Disability; provided, however, that in no event shall the period extend beyond the expiration of the option's term.

               (f) EXPIRATION. In no event shall Optionee or, on Optionee's death, Optionee's successors, exercise the Stock Option after the expiration date specified in Section 2(b) of this Agreement.

     Section 3. NONTRANSFERABILITY. The Stock Option shall not be assignable or transferable other than by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Optionee, the Stock Option shall be exercisable only by the Optionee or by the guardian or legal representative of the Optionee or pursuant to a QDRO.

<PAGE 19>
     Section 4. ADJUSTMENTS. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, then in any such event the number and kind of shares subject to the Stock Option and the purchase price per share shall be appropriately adjusted pursuant to Section 3.2 of the Plan consistent with such change and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionee hereunder. Any adjustment so made shall be final and binding on the Optionee.

     Section 5. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no right as a shareholder with respect to any shares subject to the Stock Option prior to the date of issuance of a certificate or certificates for such shares.

     Section 6. INCOME TAX WITHHOLDING. The parties hereto recognize that, pursuant to Section 3.7 of the Plan, the Company may be obligated to withhold federal, state or local income taxes and social security taxes in connection with the exercise of the Stock Option or in connection with the disposition of any shares of Common Stock acquired by exercise of the Stock Option. The Optionee agrees that upon demand the Optionee will promptly pay to the Company any additional amounts as may be necessary to satisfy such withholding tax obligation.

     Section 7. INVESTMENT REPRESENTATION. As a condition precedent to the exercise of the Stock Option with respect to any shares the Optionee shall execute and deliver to the Company a letter containing such investment representations as shall be required by the Company's legal counsel to satisfy all applicable securities laws and regulations.

     Section 8. OPTIONEE BOUND BY PLAN. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of the terms of this Agreement are deemed to conflict with any of the terms of the Plan, the terms of the Plan shall prevail.

     Section 9. NOTICES. Any notice hereunder to the Company shall be addressed to it at its office, 75 Kings Highway Cutoff, Fairfield, Connecticut 06430 and any notice hereunder to the Optionee shall be addressed to him at , subject to the right of either party to designate at any time hereafter, in writing, some other address.

     Section 10. DEFINED TERMS. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

     Section 11. GOVERNING LAW AND BINDING EFFECT. This Agreement shall be governed by the laws of the State of Connecticut and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrator, successors and permitted assigns.

     Section 12. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.


<PAGE 20>
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has executed this Agreement to be effective as of the days and year first above written.

                                   ACME UNITED CORPORATION



                                   By: ____________________________

                                     Its __________________________

                                   ________________________________
                                   Optionee:

ATTEST:

_____________________________

Cheryl L. Kendall, Secretary


<PAGE 21>
James E. Rice


 OPINION OF COUNSEL REGARDING THE LEGALITY OF THE SHARES OF COMMON
                        STOCK -- EXHIBIT 5

                                   May 6, 1997

Acme United Corporation
75 Kings Highway Cutoff
Fairfield, CT 06430

Dear Sir or Madam:

     We have acted as counsel for Acme United Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Form S-8 Registration Statement (the "Registration Statement") relating to 60,000 shares of Common Stock, par value $2.50 per share, of the Company (the "Common Stock") to be offered pursuant to the Acme United Corporation Non-Salaried Director Stock Option Plan (the "Plan").

     We have examined and are familiar with (i) the Articles of Incorporation and the Bylaws of the Company, (ii) the corporate proceedings authorizing the issuance of 60,000 shares of Common Stock pursuant to the Plan, and (ii) such other documents and instruments as we have considered necessary for the purposes of the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

               1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Connecticut.

               2. Upon issuance and delivery of the shares of Common Stock pursuant to the Plan and payment to the Company of the option price for the Common Stock, such shares will be validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion and our names in connection with the Registration Statement filed with the Securities and Exchange Commission to register the shares of Common Stock to be offered as aforesaid.

                                        Very truly yours,


                                        /s/ Marsh, Day & Calhoun



<PAGE 22>
                           Exhibit 24(b)



                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Acme United Corporation on Form S-8 (File No.________) of our reports dated March 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Acme United Corporation as of December 31, 1996 and 1995, and for the three years ended December 31, 1996, which reports are included in the Annual Report on Form 10-K.


 /s/ Cooper & Lybrand L.L.P.


Hartford, Connecticut
May 5, 1997



















A:\EXH24B.CON